Exhibit 5.1

                               September 14, 2000


Board of Directors
Alottafun, Inc.
141 N. Main Street, Suite 207
West Bend, WI 53095


            RE:      Alottafun Inc.
                     Registration Statement on Form SB-2 Amendment No.1 5,001,383 Shares of Common Stock


Gentlemen:

     We have acted as counsel for Alottafun, Inc. (the "Company") in connection with the proposed public offering by certain of its shareholders of shares of the Company's $.0001 par value common stock (the "Common Stock") covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

          () The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

          () The Bylaws of the Company, as amended, certified as correct and complete by the Secretary of the Company;

          () Minutes of meetings of the Board of Directors of the Company, certified as correct and complete by the Secretary of the Company;

          ()   Certificates of Officers of the Company; and

          () The Registration Statement on Form SB-2 Amendment No.1 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the sale of up to 5,001,383 shares of Common Stock (the "Registration Statement").

     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the 5,001,383 shares of Common Stock covered by said Registration Statement to be sold by the selling shareholders referenced therein have been legally authorized by the Company and, when sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

     We further disclose that Michael T. Cronin, a partner in our firm is the owner of 75,000 shares of Common Stock registered in this Form SB-2 Amendment No.1.

                                   Very truly yours,

                                   JOHNSON, BLAKELY, POPE, BOKOR,
                                   RUPPEL & BURNS, P.A.


                                   /s/ Michael Cronin
                                   ---------------------------
                                   Michael T. Cronin